Exhibit 99.1

4 April 2024

Flutter Entertainment plc (the “Company”)

Director/PDMR Shareholding

Notification and public disclosure of transactions by persons discharging managerial responsibilities and persons closely associated with them

1	Details of the person discharging managerial responsibilities/person closely associated

a)	Name	Peter Jackson

2	Reason for the notification

a)	Position/status	Chief Executive Officer

b)	Initial notification /Amendment	Initial Notification

3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor

a)	Name	Flutter Entertainment plc

b)	LEI	635400EG4YIJLJMZJ782

4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted

a)	Description of the financial instrument, type of instrument Identification code	Flutter Entertainment plc ordinary shares of EUR0.09 each IE00BWT6H894

b)	Nature of the transaction	Grant of nil cost options under the Flutter Entertainment plc 2015 Deferred Share Incentive Plan (“DSIP”)

c)	Price(s) and volume(s)	Price(s)	Volume(s)
		£0.00	9,705 ordinary Shares

d)	Aggregated information • Aggregated volume • Price	9,705 ordinary shares £0.00

e)	Date of the transaction	2024-04-02

f)	Place of the transaction	Outside a trading venue.

g)	Additional information	This award will vest equally in two tranches on 2 April 2027 and 2 April 2028. Vested DSIP awards normally remain exercisable until 10 years from grant

1	Details of the person discharging managerial responsibilities/person closely associated

a)	Name	Paul Edgecliffe-Johnson

2	Reason for the notification

a)	Position/status	Chief Financial Officer

b)	Initial notification /Amendment	Initial Notification

3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor

a)	Name	Flutter Entertainment plc

b)	LEI	635400EG4YIJLJMZJ782

4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted

a)	Description of the financial instrument, type of instrument Identification code	Flutter Entertainment plc ordinary shares of EUR0.09 each IE00BWT6H894

b)	Nature of the transaction

i)   Grant of conditional share award under the Flutter Entertainment plc 2015 Deferred Share Incentive Plan (“DSIP”)

ii)  Grant of conditional share award under the Flutter Entertainment plc 2016 Restricted Share Plan (“RSP”)

c)	Price(s) and volume(s)	Price(s)	Volume(s)
		£0.00	4,383 ordinary shares

		£0.00	627 ordinary shares

d)	Aggregated information • Aggregated volume • Price	5,010 ordinary shares £0.00

e)	Date of the transaction	2024-04-02

f)	Place of the transaction	Outside a trading venue

g)	Additional information

i)   This award will vest equally in two tranches on 2 April 2027 and 2 April 2028.

ii)  This award will vest in full on 10 March 2027.

Vested DSIP and RSP awards normally remain exercisable until 10 years from grant.